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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 31, 2001

                              ROBBINS & MYERS, INC.
             (Exact name of Registrant as specified in its charter)

              Ohio                       0-288             31-0424220
(State or other jurisdiction of       (Commission         (IRS Employer
incorporation or organization)        File Number)        Identification No.)


  1400 Kettering Tower, Dayton, OH                            45423
(Address of principal executive offices)                    (Zip code)

                                  937-222-2610
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)













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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On August 10, 2001, Robbins & Myers, Inc. (the "Company"), Robbins & Myers Holdings, Inc., a wholly-owned subsidiary of the Company ("R&M Holdings"), and Brian Fenwick-Smith ("Seller") entered into a Stock Purchase Agreement, as amended by Amendment No. 1 to Stock Purchase Agreement dated August 28, 2001 (the "Agreement"). A copy of the Agreement is Exhibit 2.1 to this Report.

Pursuant to the Agreement, on August 31, 2001, R&M Holdings acquired all of the outstanding capital stock of Romaco N.V., a Netherlands Antilles company ("Romaco"), from Seller. The purchase price was paid to Seller at the closing and consisted of a cash payment of $41,115,872 (Euro 45,100,000), 600,000 common shares of the Company, and a five-year subordinated note in the original principal amount of $2,235,391 (Euro 2,452,000). In addition, a deferred payment based upon Romaco's results for the year ended December 31, 2001 is expected to be approximately $25 to $30 million, and will be paid 50% in cash and 50% in a five-year subordinated note. The Company used its existing $150 million credit facility to finance the cash portion of the purchase price and intends to pay the cash portion of the deferred payment using such facility.

Romaco, with annual sales of approximately $150 million (Euro 170 million) supplies processing, packaging, printing and security equipment for the pharmaceutical, healthcare and cosmetics industries. The Company intends to continue to operate these businesses.

As a result of the issuance of 600,000 common shares of the Company to Seller, Seller owns more than 5% of the issued and outstanding capital stock of the Company. There is no other material relationship between the Seller and the Company or any affiliate, director, or officer of the Company or any associate of any director or officer of the Company.



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                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         Robbins & Myers, Inc.

Date: September 14, 2001
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                                         By: /s/ Kevin Brown
                                             ---------------
                                             Kevin Brown, Vice President,
                                             and Chief Financial Officer

                                INDEX TO EXHIBITS
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(2)      PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR
         SUCCESSION:

         2.1 Stock Purchase Agreement dated August 10, 2001 among Robbins & Myers Holdings, Inc., as Buyer, Robbins & Myers, Inc., as sole stockholder of Buyer, and Brian Fenwick-Smith, as Seller, as amended by Amendment No. 1 to Stock Purchase Agreement dated August 28, 2001.























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